Exhibit 3

JOINT BIDDING AGREEMENT

This JOINT BIDDING AGREEMENT (this “Agreement”), dated as of November 17, 2023, is made and entered into by and among (i) General Atlantic Partners (Bermuda) HRG II, L.P., General Atlantic (HRG) Collections, L.P., GAPCO AIV Interholdco (GS), L.P., GA AIV-1 B Interholdco (GS), L.P. and GA AIV-1 A Interholdco (GS), L.P. (collectively, “General Atlantic”) and (ii) Trident VII, L.P., Trident VII Parallel Fund, L.P., Trident VII DE Parallel Fund, L.P. and Trident VII Professionals Fund, L.P. (collectively, “Stone Point” and, together with General Atlantic, the “Sponsors”, each individually, a “Sponsor”).

W I T N E S S E T H:

WHEREAS, the Sponsors are considering a potential strategic transaction (the “Transaction”) with respect to HireRight Holdings Corporation, a Delaware corporation (the “Target”), pursuant to which the Sponsors or an Affiliate thereof would acquire all of the Target’s outstanding common stock not already beneficially owned by the Sponsors and their Affiliates and the Target would be delisted from the New York Stock Exchange and deregistered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Affiliates” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act; including, for the avoidance of doubt, any affiliated investment funds of such Sponsor or any investment vehicles of such Sponsor or such funds; provided, however, that no portfolio company of any such Sponsor (including any portfolio company of any affiliated investment fund or investment vehicle of such Sponsor) shall be deemed to be an Affiliate of such Sponsor.

WHEREAS, the Sponsors are engaged in discussions regarding a potential joint bid by the Sponsors to acquire all of the Target’s outstanding common stock not already beneficially owned by the Sponsors and their Affiliates (the “Bid”); and

WHEREAS, the Sponsors wish to work together in connection with the Bid on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the Sponsors hereby agree as follows:

1.

Preparation and Submission of Bid. The Sponsors shall each use their good faith efforts to cooperate and work together on the Bid and the Transaction. Each Sponsor shall use its commercially reasonable efforts to provide all resources reasonably necessary to prepare and, subject to receipt of the Approvals applicable to such Sponsor, submit the Bid to the board of directors of the Target and, if applicable, negotiate definitive agreements with the Target in connection with the Transaction. Notwithstanding the foregoing, no Sponsor is required to make available to the other Sponsor any of its internal board meeting or investment committee materials or analyses or any information which it considers being commercially sensitive information or which is otherwise held subject to an obligation of confidentiality. The Sponsors agree and confirm that (a) certain employees or representatives of each Sponsor are directors of the Target or its subsidiaries (the “Specified Individuals”), (b) such Specified Individuals may be subject to confidentiality obligations to the Target in their capacities as directors of the Target, which obligations are separate and independent from, and in addition to, any obligations set forth herein, and shall not be obligated to provide any information in breach of any of their respective obligations or fiduciary duties to the Target, (c) the provisions of this Agreement, including regarding the disclosure of Confidential Information, do not apply to any Specified Individual in his or her capacity as director of the Target and (d) nothing in this Agreement shall restrict or prevent any Specified Individual from performing or discharging his or her obligations or duties (including any fiduciary duties) as director of the Target, and no action taken or omission made by any Specified Individual in such individual’s capacity as a director of the Target, shall constitute a breach or violation of this Agreement.

2.

Transaction Documents. The Sponsors agree that, prior to execution of a definitive merger agreement with the Target regarding the Transaction (the “Definitive Merger Agreement”), the Sponsors shall mutually agree on the transaction structure for the Transaction, and the Sponsors shall negotiate in good faith mutually agreed upon terms and conditions of a customary interim investors agreement and term sheet relating to post-closing governance, liquidity, capitalization and other terms governing their joint ownership of the Target (the “Equityholders Agreement” and, together with the Definitive Merger Agreement, collectively, the “Definitive Transaction Documents”)).

3.

Expenses. Except as otherwise provided in this Agreement, each Sponsor shall bear its own costs and expenses incurred in connection with the Bid, the Transaction and all other efforts under this Agreement, and no Sponsor shall be liable for costs and expenses incurred or other obligations undertaken by the other Sponsor in connection with the Bid, the Transaction or any such efforts under this Agreement. The Sponsors agree that in the event the Transaction is consummated, the Company or its successor will reimburse or bear, as applicable, such costs and expenses of the Sponsors.

4.	Confidentiality; Public Statements.

(a)

Each Sponsor shall use its commercially reasonable efforts to execute a customary confidentiality agreement as reasonably required by the Target in connection with gaining access to confidential, non-public information with respect to the Target in connection with the Transaction.

(b)

Each Sponsor acknowledges that it has had or may have access to certain Confidential Information (as defined below). Each Sponsor agrees that it shall, and shall cause its directors, officers, employees and Affiliates to, and use reasonable best efforts to cause its agents, representatives and third-party advisors to, maintain the confidentiality of the Confidential Information and refrain from disclosing any Confidential Information to any third person or entity, except (i) as required by law, regulation or legal or regulatory process, (ii) to its directors, officers, employees, Affiliates, agents, representatives and third-party advisors who need to know such Confidential Information in connection with advising such Sponsor with respect to the Bid or the Transaction, (iii) as authorized in writing by the other Sponsor that has authority to provide such authorization or (iv) in any proceeding arising from a dispute between the Sponsors alleging a breach of the terms of this Agreement. In the event that a Sponsor receives a request to disclose all or any part of the

Confidential Information from a court or governmental or regulatory authority or agency or is obligated to disclose any portion of the Confidential Information as described in clause (i) of the immediately preceding sentence, it shall, to the extent permitted by law, (x) notify as promptly as possible the other Sponsor of the existence, terms and circumstances surrounding such obligation; (y) consult with the other Sponsor on the advisability of taking legally available steps to resist or defend against such obligation or to protect the confidentiality of such Confidential Information following such disclosure; and (z) if disclosure of such Confidential Information shall be required, furnish only that portion of the Confidential Information that such Sponsor is requested or legally compelled to disclose. “Confidential Information” shall mean (A) the fact that this Agreement has been entered into and the terms and conditions set forth herein, (B) the fact that the Sponsors are considering the Transaction, the Bid and that discussions have been, are being or may be conducted with Target and its representatives with respect to the Transaction and the terms and conditions of the Transaction and (C) any information exchanged by or on behalf of (or derived from) the Sponsors and/or their Affiliates in connection with the Bid or the Transaction; provided that “Confidential Information” shall not include information that is or becomes available to the public generally, other than as a result of disclosure by a Sponsor or its directors, officers, employees, Affiliates, agents or representatives in breach of the terms of this Agreement.

(c)

No Sponsor shall issue any press release or otherwise make any public statement with respect to an actual or potential Bid or Transaction involving any other Sponsor or the Target without the prior consent of each of the other Sponsor unless such press release or public statement is required by law, regulation or legal or regulatory process (or stock exchange rule). In the event that a Sponsor becomes obligated to issue a press release or otherwise make a public statement as described in the immediately preceding sentence, it shall, to the extent permitted by law, (x) notify as promptly as possible each of the other Sponsor of the existence, terms and circumstances surrounding such obligation; (y) consult with the other Sponsor on the content of such press release or other public statement; and (z) include the name of any other Sponsor in such press release or other public statement only if legally compelled to do so. Notwithstanding the foregoing, each Sponsor may make any beneficial ownership filings or other filings with the U.S. Securities and Exchange Commission, or amendments thereto, in respect of the Target that such Sponsor reasonably believes is required under applicable law without the prior written consent of the other Sponsor, including the filing of any amendments to any Schedule 13D filed by either Sponsor or its Affiliates with the U.S. Securities and Exchange Commission in respect of the Target; provided that each such Sponsor shall coordinate with the other Sponsor in good faith regarding the content and timing of such filings or amendments in connection with the Bid or the Transaction.

5.

No Obligation to Enter into Transaction. Each of the Sponsors reserves the right, in its sole discretion, not to proceed with or pursue the Transaction, to terminate discussions and negotiations with respect thereto and to withdraw its participation in the Transaction at any time prior to execution of the Definitive Transaction Documents without any liability or obligation of any kind (except as set forth in Section 6). Without limiting the foregoing, nothing in this Agreement is intended to create any obligation on the part of a Sponsor or any of its Affiliates to negotiate the Transaction for any specified period of time, submit the Bid, enter into any agreements with the Target or otherwise consummate any Transaction or enter into any Equityholders Agreement except on terms that are acceptable to such Sponsor, in such Sponsor’s sole discretion.

6.

Withdrawal. Any Sponsor may cease its participation in the Transaction at any time prior to the execution of the Definitive Transaction Documents upon 24 hours’ prior written notice to the other Sponsor and, upon such withdrawal, such Sponsor shall no longer be a party to this Agreement (the “Withdrawing Sponsor”); provided that, notwithstanding such withdrawal, (a) Section 4 shall continue to bind the Withdrawing Sponsor for a period of 6 months from the date of this Agreement, and (b) nothing shall relieve a Sponsor for such Sponsor’s breach of this Agreement, in which case such Sponsor shall be liable for any and all damages incurred or suffered by the other Sponsor directly as a result of such breach (and not arising from any consequential (including consequential, lost profit damages and diminution in value arising from or relating to a Sponsor becoming a Withdrawing Sponsor), indirect, incidental, punitive, exemplary, incidental or special damages (and, in each case, whether or not foreseeable)); provided that in no event shall a Sponsor be liable for any such damages to the extent in excess of $50,000 in the aggregate. Each Sponsor acknowledges and agrees that, upon execution of the Definitive Transaction Documents, withdrawal from the Transaction will no longer be permitted, except as contemplated by the Definitive Transaction Documents. Each Sponsor acknowledges that the other Sponsor may require internal approvals (collectively, “Approvals”) in order to proceed with submission of the Bid and/or the execution of the Definitive Transaction Documents. The Sponsors agree that any Sponsor may withdraw from this Agreement pursuant to this Section 6 if it does not receive any such Approval prior to submission of the Bid and/or the execution of the Definitive Transaction Documents.

7.

Notices. All notices, requests and other communications to any Sponsor hereunder shall be in writing and shall be deemed given when delivered personally, emailed or sent by overnight courier to the Sponsors at the addresses set forth on the signature pages hereto.

8.

Entire Agreement. This Agreement constitutes the entire agreement between the Sponsors and supersedes all prior agreements and understandings, oral or written, in each case, with respect to the subject matter of this Agreement. The Sponsors agree that the provisions contained in this Agreement shall not supersede or affect in any way the Target’s Stockholders Agreement, dated as of October 28, 2021.

9.

Amendment; Modification and Waiver. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification, by each of the Sponsors, or in the case of a waiver, by the Sponsor against whom the waiver is to be effective. No failure or delay by any Sponsor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.

Assignment. This Agreement shall not be assigned by any Sponsor without the prior written consent of the other Sponsor; provided that this Agreement may be assigned by a Sponsor to one of its Affiliates, including, without limitation, funds managed by such Sponsor, but such assignment shall not relieve such Sponsor of its obligations hereunder.

11.

No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities upon any person or entity other than the Sponsors and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

12.	Governing Law; Submission to Jurisdiction.

(a)

This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

(b)

Each of the Sponsors hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of the state courts of the State of Delaware (“Delaware Courts”) in any action arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such action shall be heard and determined in the Delaware Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Sponsors consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed in accordance with Section 7 at the applicable address set forth on the signature pages hereto or in any other manner permitted by applicable law.

13.

WAIVER OF JURY TRIAL. EACH SPONSOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH SPONSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH SPONSOR MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY THEREOF. EACH SPONSOR CERTIFIES AND

ACKNOWLEDGES THAT (A) NO OTHER SPONSOR NOR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER SPONSOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SPONSOR UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SPONSOR MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SPONSOR HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 13. ANY SPONSOR MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SPONSORS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14.

Specific Performance. The Sponsors agree that irreparable damage may occur and that the Sponsors would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached or threatened to be breached and that money damages or other legal remedies may not be an adequate remedy for any such failure to perform or breach. The Sponsors shall be entitled to seek injunctive or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

15.

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which shall constitute one and the same agreement, and may be delivered by facsimile or other electronic means intended to preserve the original graphic or pictorial appearance of a document.

16.

No Partnership. Nothing in this Agreement is intended to, and this Agreement shall not, create a partnership between the Sponsors. Accordingly, (a) the rights, obligations and duties of each Sponsor in relation to the other Sponsor with respect to the subject matter of this Agreement shall be only those contractual rights, obligations and duties that are created by the express terms of this Agreement and shall not include any fiduciary or other implied rights, obligations or duties of any kind, (b) no Sponsor shall be authorized to act on behalf of the other Sponsor except as otherwise expressly provided by the terms of this Agreement and (c) no Sponsor shall be obligated to any third party for the obligations or liabilities of the other Sponsor.

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IN WITNESS WHEREOF, the Sponsors have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

GENERAL ATLANTIC PARTNERS (BERMUDA) HRG II, L.P.

By:	/s/ Michael Gosk
Name: Michael Gosk
Title: Managing Director

Address: c/o General Atlantic Service Company, L.P.,

      55 East 52nd Street, 33rd Floor New York, New York 10055

Attention: Michael Gosk

GENERAL ATLANTIC (HRG) COLLECTIONS, L.P.

By:	/s/ Michael Gosk
Name: Michael Gosk
Title: Managing Director

Address: c/o General Atlantic Service Company, L.P.,

      55 East 52nd Street, 33rd Floor New York, New York 10055

Attention: Michael Gosk

GAPCO AIV INTERHOLDCO (GS), L.P.

By:	/s/ Michael Gosk
Name: Michael Gosk
Title: Managing Director

Address: c/o General Atlantic Service Company, L.P.,

      55 East 52nd Street, 33rd Floor New York, New York 10055

Attention: Michael Gosk

GA AIV-1 B INTERHOLDCO (GS), L.P.

By:	/s/ Michael Gosk
Name: Michael Gosk
Title: Managing Director

Address: c/o General Atlantic Service Company, L.P.,

      55 East 52nd Street, 33rd Floor New York, New York 10055

Attention: Michael Gosk

GA AIV-1 A INTERHOLDCO (GS), L.P.

By:	/s/ Michael Gosk
Name: Michael Gosk
Title: Managing Director

Address: c/o General Atlantic Service Company, L.P.,

      55 East 52nd Street, 33rd Floor New York, New York 10055

Attention: Michael Gosk

TRIDENT VII, L.P.

By:	/s/ Stephen Levey
Name: Stephen Levey
Title: Managing Director

Address: c/o Stone Point Capital LLC

      20 Horseneck Lane, Greenwich, Connecticut 06830

Attention: Stephen Levey

TRIDENT VII PARALLEL FUND, L.P.

By:	/s/ Stephen Levey
Name: Stephen Levey
Title: Managing Director

Address: c/o Stone Point Capital LLC

      20 Horseneck Lane, Greenwich, Connecticut 06830

Attention: Stephen Levey

TRIDENT VII DE PARALLEL FUND, L.P.

By:	/s/ Stephen Levey
Name: Stephen Levey
Title: Managing Director

Address: c/o Stone Point Capital LLC

      20 Horseneck Lane, Greenwich, Connecticut 06830

Attention: Stephen Levey

TRIDENT VII PROFESSIONALS FUND, L.P.

By:	/s/ Stephen Levey
Name: Stephen Levey
Title: Managing Director

Address: c/o Stone Point Capital LLC

      20 Horseneck Lane, Greenwich, Connecticut 06830

Attention: Stephen Levey